Exhibit 99.1

Media inquiries:

Carin Warner or Christen Graham

Warner Communications

carin@warnerpr.com or christen@warnerpr.com

978-526-1960

Investor inquiries:

Andrea Clegg

NightHawk Radiology Holdings, Inc.

866-402-4295 or 208-292-2818

NightHawk Radiology Holdings, Inc. Announces Strong Fourth Quarter;

and Record Full-Year 2006 Results

Coeur d’Alene, Idaho, February 15, 2007 – NightHawk Radiology Holdings, Inc. (NASDAQ: NHWK), a leading provider of radiology services to radiology groups across the United States, today announced financial results for its fourth quarter and year ended December 31, 2006.

2006 Highlights

•	Revenues of $92.2 million for the year, increased 44% over 2005.

•	Cash flow from operations grew 66% to $19.1 million from $11.5 million in 2005.

•	2006 GAAP Net Loss of $28.5 million, or ($1.00) per diluted share (which includes an aggregate of $49.1 million in non-cash charges described more fully below).

•	Adjusted Net Income of $20.6 million, or $0.69 per diluted share, a 68% increase over 2005. (Adjusted Net Income excludes the non-cash charges described more fully below)

•	No debt was outstanding and cash and short-term investments at year end totaled $84.3 million.

•	The company expanded its services to 24 hours a day, 365 days a year and launched new service offerings including final interpretations and workflow services.

•	Ended the year at over 1,000 hospitals, at 1,008.

“We are very pleased with our financial results and accomplishments during the fourth quarter and full year 2006. Once again we have generated significant growth in both the top-line results and operating profitability” said Dr. Paul Berger, Chairman and Chief Executive Officer.

Dr. Berger went on to comment “In addition to continued growth in our core off-hours business, we have also successfully expanded our service offerings to include daytime and weekend coverage, thus making our radiology services available to our customers 24 hours a day, seven days a week. We also completed the first sale of TALON, our Customer Workflow Solution, and are hopeful that future sales will make a meaningful contribution moving forward. Finally, we entered into leases in Austin, Texas and San Francisco, California to position ourselves for growth in the cardiac imaging and finals market. We expect that these activities will further enhance our solid base of recurring revenue.”

Fourth Quarter

Total revenues grew 30% to $24.1 million for the three months ended December 31, 2006 compared to $18.5 million for the three months ended December 31, 2005. Revenue increases from the fourth quarter of 2005 resulted primarily from same-site volume growth of 12% as well as 148 new sites. During the quarter, the company experienced a modest average unit price decline of 129 basis points (1.3%), bringing the year to date average unit price decline to 260 basis points (2.6%) from January 2006. Net income for the fourth quarter of 2006 was $2.2 million compared with a net loss of $9.1 million for the fourth quarter of 2005 (which included an $11.6 million non-cash charge associated with the conversion feature of the company’s redeemable preferred stock and $0.3 million in charges related to our redeemable preferred stock). Diluted earnings per share for the fourth quarter of 2006 and 2005 were $0.07 and ($0.52), respectively.

The company’s adjusted net income for the fourth quarter of 2006 was $4.6 million, or $0.15 per diluted share, a 50% increase over fourth quarter 2005 adjusted net income of $3.1 million. The company’s adjusted net income for the three months ended December 31, 2006 excludes the effects of approximately $1.2 million in non-cash stock compensation charges (tax effected) and an increase in reserves of approximately $1.2 million (tax effected) for exposure to potential medical liability claims that have not yet been reported. This charge represents a transition to a reserve methodology based on an actuarial analysis which the company has only recently been able to complete due to its limited operating and claims experience. The charge is intended to cover potential medical claims that might arise related to all of the radiological interpretations performed by the company’s doctors since inception. The company will continue to monitor the amount of this reserve and may adjust it from time to time as appropriate in light of future volumes and claims experience. As such, if the Company’s claims experience remains consistent, we expect the charges related to this reserve will be significantly lower in future periods. The company’s adjusted net income for the fourth quarter of 2005 excludes $0.3 million (tax effected) in non-cash stock compensation charges and also excludes the effects of the change in the fair value of the conversion feature in the company’s redeemable preferred stock and preferred stock charges of $11.9 million.

A reconciliation of adjusted net income to GAAP net income is included in the tables attached to this press release and on our corporate website under the heading Investor Relations.

Full Year 2006

Total revenues grew 44% to $92.2 million for the year ended December 31, 2006 compared to $64.1 million in 2005. Operating income increased 35% to $23.4 million for the year ended December 31, 2006 compared to $17.3 million in 2005. Excluding the effects of non cash stock compensation charges, and the increase in non cash charges for potential medical liability expense described above, the company grew operating income 46% to $31.4 million, or 34.0% of revenues as compared to $21.5 million, or 33.6% of revenues for the same period in 2005. Margin expansion was largely driven by increased leverage in sales, general and administrative costs.

Net loss under GAAP for the twelve months ended December 31, 2006, which includes a first quarter non-cash charge of $44.2 million associated with the conversion feature of the company’s redeemable preferred stock and a $0.1 million non-cash charge related to redeemable preferred stock, was $28.5 million compared with a net loss of $36.5 million for the same period of 2005 (which included a $39.7 million non-cash charge associated with the conversion feature of the company’s preferred stock and $6.5 million in charges relating to our redeemable preferred stock). Diluted earnings per share under GAAP for the twelve months ended December 31, 2006 and 2005 were ($1.00) and ($2.11), respectively.

The company’s adjusted net income for the twelve months ended December 31, 2006 increased 68% to $20.6 million, or $0.69 per diluted share, as compared to adjusted net income of $12.3 million, or $0.51 per diluted share, for the same period of 2005. The company’s adjusted net income for 2006 excludes $44.3 million in non-cash charges related to the company’s redeemable preferred stock, $3.6 million (tax effected) in non-cash stock compensation charges and $1.2 million (tax effected) due to the non-cash reserve for potential medical liability claims discussed above.

Cash flow from operations in 2006 increased 66% to $19.1 million compared to $11.5 million in 2005. This was primarily due to the company’s earnings growth and lower DSO.

2007 Guidance

“We are very pleased with both our strong results and our accomplishments in 2006. We are confident that market demand for our services will continue to be strong, and in our ability to provide the highest quality radiology services to our customers. In 2007, we expect to expand our suite of services that were introduced in 2006. By the end of 2007, we expect that NightHawk will provide medical groups in the U.S. with a full range of strategic and operational solutions to enhance their existing practices” said Dr. Berger. We estimate that our annual revenue for 2007 will grow between 40% and 44% and be in the range of $129 million to $133 million of which approximately 10% will be from new service offerings outside our core off-hours business. We expect diluted adjusted earnings per share for 2007 to be in the range of $0.84 to $0.87 (which we anticipate will exclude only our 2007 non-cash stock compensation charges). Included in our guidance is the contribution from the recently announced TDS acquisition closed on February 9th as well as investments in our new service offerings to help position the company for growth in and beyond 2007.

Earnings Conference Call

The Company will be hosting a conference call on February 15, 2007 at 4:30 p.m. eastern standard time to discuss these results and the business outlook. Participants can access the call by dialing 866-250-3615 (within the United States and Canada), or 303-262-2211 (international callers). A live web cast of the conference call as well as a replay will be available online for three weeks on the company’s corporate web site at www.nighthawkrad.net. A replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 p.m. (PT) on Thursday, March 8. To access the replay, dial 800-405-2236 (within the United States and Canada), or 303-590-3000 (international callers) and enter the conference ID number: 11083534.

Change in Fair Value of Redeemable Preferred Stock

NightHawk was party to a stockholders agreement with the holders of its Series A preferred stock pursuant to which it had agreed to repurchase all or any portion of the shares of redeemable preferred stock. This feature, along with the conversion feature of the preferred stock, was considered an embedded derivative under SFAS No. 133. The company adjusted the carrying value of the embedded derivative to the estimated fair value and recognized the change in such estimated value in its consolidated statement of operations while such shares remained outstanding. During the first quarter of 2006, the company incurred charges of $44.2 million for this expense up to the date of its initial public offering on February 9, 2006, at which time such shares converted into shares of the company’s common stock. These charges, along with preferred stock accretion of $0.1 million, are non-cash in nature and terminated upon the Company’s initial public offering in February 2006.

About NightHawk

NightHawk (NASDAQ: NHWK), headquartered in Coeur d’Alene, Idaho, is the leading provider of radiology services to radiology groups and hospitals throughout the United States. Its team of highly-qualified, U.S. board certified, state-licensed and hospital-privileged radiologists uses its proprietary workflow technology to provide radiological interpretations to its customers primarily from centralized reading facilities located in the United States, Sydney, Australia, and Zurich, Switzerland, twenty-four hours a day, seven days a week.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s growth strategy, the expansion of its current service offerings, and an outlook on the company’s future financial results, including its revenue and adjusted earnings per diluted share for 2007. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the company’s prospectus and periodic reports filed with the Securities and Exchange Commission (SEC). Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Presentation of Non-GAAP Financial Information

The presentation of adjusted net income and adjusted earnings per diluted share are not measures of financial performance under GAAP and should not be considered a substitute for or superior to GAAP. Management believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and providing for consistency in financial reporting. Specifically, the Company’s non-GAAP adjusted net income measure, and related adjusted earnings per diluted share, described in this release exclude the non-cash charges related to the conversion feature and accretion of our preferred stock, which charges ceased upon the closing of our initial public offering when our shares of preferred stock converted into shares of common stock, the non-cash charges related to our stock-based compensation and the non-cash reserve for medical liability claims that are not yet reported discussed above . We exclude the non-cash charges related to our stock-based compensation due to the fact that a substantial portion of our outstanding options and restricted stock units are held by our independent contractor physicians and require accounting treatment that differs from the accounting treatment for options and restricted stock units held by employees. Further, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123R, NightHawk’s management believes that providing a non-GAAP financial measure that excludes stock-based compensation allows investors to make meaningful comparisons between our core business operating results and those of the companies within our industry.

We provide non-GAAP adjusted net income and related adjusted earnings per diluted share as financial measures because we also believe they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making and to enhance investors’ overall understanding of our current financial performance and our future prospects. For reconciliation of our non-GAAP financial measures to the most applicable GAAP financial measure, please refer to the information included in the attached tables of this press release and on our corporate website under the heading investor relations.

“NHWKF”

Financial Statements to follow:

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
Service revenue	$24,093,585	$18,473,941	$92,168,246	$64,061,528

Operating costs and expenses:
Professional services (includes non-cash compensation expense of $1,553,248, $394,363, $4,886,678 and $916,170)	12,462,455	6,604,962	38,963,287	22,401,184
Sales, general, and administrative (includes non-cash compensation expense of $412,943, $97,955, $1,073,455 and $3,273,018)	8,382,875	6,193,385	27,607,317	22,988,027
Depreciation and amortization	618,275	521,159	2,198,714	1,350,536

Total operating costs and expenses	21,463,605	13,319,506	68,769,318	46,739,747

Operating income	2,629,980	5,154,435	23,398,928	17,321,781

Other income (expense):
Interest expense	(1,950)	(455,069)	(562,221)	(1,178,323)
Interest income	1,001,241	32,837	3,027,917	67,072
Other, net	29,878	9,668	(34,258)	(51,147)
Change in fair value redeemable preferred stock conversion feature		(11,618,750)	(44,183,770)	(39,728,473)

Total other income (expense)	1,029,169	(12,031,314)	(41,752,332)	(40,890,871)

Income (loss) before income taxes	3,659,149	(6,876,879)	(18,353,404)	(23,569,090)

Income tax expense	1,452,181	1,961,282	10,047,713	6,391,302

Net income (loss)	2,206,968	(8,838,161)	(28,401,117)	(29,960,392)

Redeemable preferred stock accretion		(272,440)	(117,534)	(1,062,451)
Preferred dividends				(5,486,555)

Income (loss) applicable to common stockholders	$2,206,968	$(9,110,601)	$(28,518,651)	$(36,509,398)

Earnings (loss) per common share:
Basic	$0.07	$(0.52)	$(1.00)	$(2.11)
Diluted	$0.07	$(0.52)	$(1.00)	$(2.11)
Weighted averages of common shares outstanding:
Basic	29,912,134	17,509,558	28,528,079	17,273,970
Diluted	30,817,311	17,509,558	28,528,079	17,273,970

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31, 2006	December 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$46,500,818	$12,610,487
Marketable securities	37,810,963
Trade accounts receivable, net	12,706,146	10,485,571
Deferred income taxes	365,930	19,839
Prepaids and other current assets	2,076,037	2,164,126

Total current assets	99,459,894	25,280,023
Property and equipment, net	6,192,541	5,079,280
Goodwill	4,913,844	1,335,788
Intangible assets, net	2,922,543	3,431,418
Deferred income taxes	2,480,972
Other assets, net	96,572	409,253

Total	$116,066,366	$35,535,762

LIABILITIES

Current liabilities:
Accounts payable and accrued expenses	$9,052,634	$5,502,977
Dividends declared		7,000,000
Accrued payroll and related benefits	2,383,998	2,366,430
Accrued interest payable		424,601
Long-term debt, due within one year		6,229,991

Total current liabilities	11,436,632	21,523,999
Insurance reserves	2,000,000
Long-term debt		17,773,438
Fair value of redeemable preferred stock conversion feature		45,256,250
Deferred income taxes		630,303

Total liabilities	13,436,632	85,183,990

Redeemable common stock		15,356,253
Redeemable convertible preferred stock		13,156,916

STOCKHOLDERS’ EQUITY (DEFICIT):

Common stock–150,000,000 shares authorized; $.001 par value; 29,944,069 and 15,838,139 shares issued and outstanding at December 31, 2006 and 2005, respectively	29,944	15,838
Additional paid-in capital	230,116,635	9,434,351
Retained earnings (deficit)	(127,516,845)	(87,611,586)

Total stockholders’ equity (deficit)	102,629,734	(78,161,397)

Total	$116,066,366	$35,535,762

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME (LOSS)

	Three months ended
	December 31, 2006			December 31, 2005
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$24,093,585		$24,093,585	$18,473,941		$18,473,941

Operating costs and expenses:
Professional services (includes non-cash compensation expense of $1,553,248 and $394,363)	12,462,455	(3,553,248)	8,909,207	$6,604,962	(394,363)	6,210,599
Sales, general, and administrative (includes non-cash compensation expense of $412,943 and $97,955)	8,382,875	(412,943)	7,969,932	6,193,385	(97,955)	6,095,430
Depreciation and amortization	618,275		618,275	521,159		521,159

Total operating costs and expenses	21,463,605	(3,966,191)	17,497,414	13,319,506	(492,318)	12,827,188

Operating income	2,629,980	3,966,191	6,596,171	5,154,435	492,318	5,646,753

Other income (expense):
Interest expense	(1,950)		(1,950)	(455,069)		(455,069)
Interest income	1,001,241		1,001,241	32,837		32,837
Other, net	29,878		29,878	9,668		9,668
Change in fair value of redeemable preferred stock conversion feature				(11,618,750)	11,618,750

Total other income (expense)	1,029,169		1,029,169	(12,031,314)	11,618,750	(412,564)

Income (loss) before income taxes	3,659,149	3,966,191	7,625,340	(6,876,879)	12,111,068	5,234,189

Income tax expense	1,452,181	1,546,814	2,998,995	1,961,282	192,004	2,153,286

Net income (loss)	2,206,968	2,419,377	4,626,345	(8,838,161)	11,919,064	3,080,903

Redeemable preferred stock accretion				(272,440)	272,440

Income (loss) applicable to common stockholders	$2,206,968	$2,419,377	$4,626,345	$(9,110,601)	$12,191,504	$3,080,903

Earnings (loss) per share:
Basic	$0.07		$0.15	$(0.52)		$0.18
Diluted	$0.07		$0.15	$(0.52)		$0.13
Weighted average shares outstanding:
Basic	29,912,134		29,912,134	17,509,558		17,509,558
Diluted	30,817,311		30,817,311	17,509,558		24,415,664

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME (LOSS)

	For the year ended
	December 31, 2006			December 31, 2005
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$92,168,246		$92,168,246	$64,061,528		$64,061,528

Operating costs and expenses:
Professional services (includes non-cash compensation expense of $4,886,678 and $916,170)	38,963,287	(6,886,678)	32,076,609	$22,401,184	(916,170)	(21,485,014)
Sales, general, and administrative (includes non-cash compensation expense of $1,073,455 and $3,273,018)	27,607,317	(1,073,455)	26,533,862	22,988,027	(3,273,018)	19,715,009
Depreciation and amortization	2,198,714		2,198,714	1,350,536		1,350,536

Total operating costs and expenses	68,769,318	(7,960,133)	60,809,185	46,739,747	(4,189,188)	42,550,559

Operating income	23,398,928	7,960,133	31,359,061	17,321,781	4,189,188	21,510,969

Other income (expense):
Interest expense	(562,221)		(562,221)	(1,178,323)		(1,178,323)
Interest income	3,027,917		3,027,917	67,072		67,072
Other, net	(34,258)		(34,258)	(51,147)		(51,147)
Change in fair value of redeemable preferred stock conversion feature	(44,183,770)	44,183,770		(39,728,473)	39,728,473

Total other income (expense)	(41,752,332)	44,183,770	2,431,438	(40,890,871)	39,728,473	(1,162,398)

Income (loss) before income taxes	(18,353,404)	52,143,903	33,790,499	(23,569,090)	43,917,661	20,348,571

Income tax expense	10,047,713	3,104,452	13,152,165	6,391,302	1,633,783	8,025,085

Net income (loss)	(28,401,117)	49,039,451	20,638,334	(29,960,392)	42,283,878	12,323,486

Redeemable preferred stock accretion	(117,534)	117,534		(1,062,451)	1,062,451
Preferred dividends				(5,486,555)	5,486,555

Income (loss) applicable to common stockholders	$(28,518,651)	$49,156,985	$20,638,334	$(36,509,398)	$48,832,884	$12,323,486

Earnings (loss) per share:
Basic	$(1.00)		$0.72	$(2.11)		$0.71
Diluted	$(1.00)		$0.69	$(2.11)		$0.51
Weighted average shares outstanding:
Basic	28,528,079		28,528,079	17,273,970		17,273,970
Diluted	28,528,079		29,988,558	17,273,970		23,967,786